Exhibit 99

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

www.flsb.uscourts.gov
In re:	Chapter 11 Case
PICCADILLY CAFETERIAS, INC.,	Case No. 03-27976-BKC-RBR
Debtor. ___________________________________/

ORDER ESTABLISHING NOTIFICATION AND HEARING

PROCEDURES FOR TRADING IN CLAIMS AND EQUITY SECURITIES

THIS MATTER came before the Court on December 2, 2003 at 9:30 a.m. in Ft. Lauderdale, Florida upon the Emergency Motion for an Order Establishing Notification and Hearing Procedures for Trading in Claims and Equity Securities (the "Motion") (C.P. No. 9), filed by Piccadilly Cafeterias, Inc., the debtor and debtor-in-possession (the "Debtor"). On November 4, 2003, the Court entered an interim order (the "Interim Order") (C.P. No. 49) granting the Motion on an interim basis pending a further hearing. The Court, having reviewed the Motion, it appearing that the relief requested is in the best interest of the Debtor's estate, its creditors and other parties in interest; and it appearing that this is a core proceeding pursuant to 28 U.S.C. § 158(a); and due notice of the Motion having been given; and it appearing no other or further notice need be given; and after due deliberation and cause appearing therefor; does

   ORDER as follows:

 1.        The Motion is GRANTED.

 2.        The purchase, sale or other transfer of claims against or equity securities in the Debtor in violation of the  procedures set forth in this Order (including the Notice requirements set forth below) shall be null and void and shall confer no rights on the transferee unless this Chapter 11 Case is hereafter dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

3.        The following procedures shall apply with respect to the trading in equity securities of the Debtor:

(i)        Any person or entity who currently is or becomes a Substantial Equityholder (as defined in paragraph (v) below) must file with the Court, and serve upon the Debtor and counsel to the Debtor, a notice of such status, in the form attached as Exhibit 1A to the Motion on or before the later of (a) forty (40) days after the effective date of the notice of entry of the Order, or (b) ten (10) days after becoming a Substantial Equityholder.

(ii)        Before effectuating any transfer of equity securities (including options to acquire stock, as defined below) which would result in an increase in the amount of common stock beneficially owned by a Substantial Equityholder, such Substantial Equityholder shall file with the Court, and serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached as Exhibit 1B to the Motion of the intended transfer of equity securities.

(iii)        Before effectuating any transfer of equity securities (including options to acquire stock, as defined below) which would result in a decrease in the amount of common stock beneficially owned by a Substantial Equityholder, or would result in a person or entity ceasing to be a Substantial Equityholder, such Substantial Equityholder must file with the Court, and serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached as Exhibit 1C, to the Motion of the intended transfer of equity securities.

(iv)        The Debtor shall have thirty (30) calendar days after receipt of a Notice of Proposed Transfer (Exhibits 1B and 1C to the Motion) to file with the Court and serve on such Substantial Equityholder an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtor’s ability to utilize its NOLs. If the Debtor files an objection, such transaction will not be effective unless approved by a final and nonappealable Order of this Court. If the Debtor does not object within such thirty (30) day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices as set forth herein, with an additional thirty (30) day waiting period.

(v)        For purposes of this Order: (a) a "Substantial Equityholder" is any person or entity that beneficially owns at least 544,420 shares (representing approximately 4.99% of all issued and outstanding shares) of the common stock of the Debtor; (b) "beneficial ownership" of equity securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shared owned or acquired by its subsidiaries), ownership by such holder’s family members and persons acting in concert with such holder to make a coordinated acquisition of stock, and ownership of shares which such holder has an option to acquire; and (c) an "option" to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

4.        The following procedures shall apply with respect to the trading in claims against the Debtor:

(i)        Any person or entity who currently is or becomes a Substantial Claimholder (as defined in paragraph (v) below) must file with the Court, and serve upon the Debtor and counsel to the Debtor, a notice of such status, in the form attached as Exhibit 2A to the Motion on or before the later of (a) forty (40) days after the effective date of the notice of entry of the Order, or (b) ten (10) days after becoming a Substantial Claimholder.

(ii)        Before effectuating any transfer of claims which would result in an increase in the amount of aggregate principal claims beneficially owned by a Substantial Claimholder or would result in a person or entity becoming a Substantial Claimholder, such Substantial Claimholder must file with the Court, and serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached as Exhibit 2B to the Motion of the intended transfer of claims, regardless of whether such transfer would be subject to the fling, notice and hearing requirements of Bankruptcy Rule 3001.

(iii)        Before effectuating any transfer of claims which would result in a decrease in the amount of aggregate principal claims beneficially owned by a Substantial Claimholder or would result in a person or entity ceasing to be a Substantial Claimholder, such Substantial Claimholder must file with the Court, and serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached as Exhibit 2C, of the intended transfer of claims, regardless of whether such transfer would be subject to the filing, notice and hearing requirements of Bankruptcy Rule 3001.

(iv)        The Debtor shall have thirty (30) calendar days after receipt of such Notice of Proposed Transfer to file with the Court and serve on such Substantial Claimholder an objection to any proposed transfer of claims described in a Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtor's ability to utilize its NOLs. If the Debtor files an objection, such transaction will not be effective unless approved by a final and nonappealable Order of this Court. If the Debtor does not object within such thirty (30) day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices as set forth herein, with an additional (30) day waiting period.

(v)        For purposes of this Order: (a) a "Substantial Claimholder" is any person or entity that beneficially owns (i) an aggregate principal amount of claims against the Debtor equal to or exceeding $20,000 or any controlled entity through which a Substantial Claimholder beneficially owns an indirect interest in claims against the Debtor, or (ii) lease or leases under which the Debtor is lessee and pursuant to which payments of $20,000 or more, in aggregate, are or will become due; (b) "beneficial ownership" of claims includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all claims owned or acquired by its subsidiaries), ownership by such family members and any group of persons acting pursuant to a formal or informal understanding to make a coordinated acquisition of claims, and ownership of claims which such holder has an option to acquire; and (c) an "option" to acquire claims includes any contingent purchase, put, contract to acquire a claim(s) or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

5.        The Debtor shall serve a notice of the entry of this Order setting forth the procedures authorized herein substantially in the form annexed to the Motion as Exhibit 3 (the "Notice") on (a) all parties listed on the Master Service List; and (b) all parties required to receive notice pursuant to Federal Rule of Bankruptcy Procedure 2002.

6.        The Debtor shall file a Notice in a Form 8-K with the Securities and Exchange Commission.

7.        Any indenture trustee(s) or transfer agent(s) for any common stock or any bonds or debentures of the Debtor having notice of this Order shall provide all holders of such instruments registered with such indenture trustee or transfer agent with the Notice, on at least a quarterly basis, commencing 10 (ten) days from entry of this Order. Any registered holder shall, in turn, provide such Notice to any holder for whose account such registered holder holds such instrument, and so on down the chain of ownership.

8.        Any person, or entity or agent acting on their behalf, that sells claims against the Debtor in the aggregate principal amount of at least $20,000 to another person or entity shall provide a copy of this Order to such purchaser of such Claim or to any broker or agent acting on such purchaser's behalf.

9.        Any person, or entity or agent acting on their behalf, that sells an aggregate amount of at least 544,420 shares of the Debtor's common stock (or an option with respect thereto) to another person or entity shall provide a copy of this Order to such purchaser of such Claim or to any broker or agent acting on such purchaser's behalf.

10.        The requirements set forth in this Order are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate and other laws, and do not excuse compliance therewith.

11.        The Debtor may waive, in writing, any and all restrictions, stays and notification procedures contained in thus Order.

12.        The Court retains jurisdiction with respect to any matters, claims, rights or disputes arising from or related to the Motion or implementation of this Order.

ORDERED in the Southern District of Florida on DEC - 2 2003 .

                                                                                                                 /s/ Raymond B. Ray

                                                                                                           RAYMOND B. RAY

                                                                                                           UNITED STATES BANKRUPTCY JUDGE

Copy to:

Jordi Guso, Esq.

(Attorney Guso is directed to mail a conformed copy of this Order upon all interested parties and to file a certificate of service).